                                EXHIBIT 11.1
            STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE <F1>

                                              Basic          Diluted
                                         EPS number       EPS number               Net        Basic      Diluted
                                          of shares        of shares            Income          EPS          EPS
                                        ------------------------------------------------------------------------
12 months ended December 31, 1998         7,052,289        7,544,288        $3,010,774        $0.43        $0.40
12 months ended December 31, 1999         7,135,697        7,704,800        $3,820,185        $0.54        $0.50


12 MONTHS ENDED DECEMBER 31, 1998             Basic                            Diluted
                                        -----------                          ---------
Average Shares Outstanding                7,052,289        7,052,289
Options - Plan 1                                             130,197
Average Option Price                                           $2.00
Total Exercise Cost                                         $260.394
Shares Repurchased                                            28,141
Net Shares from Option - Plan 1                                                102,056
Options - Plan 2                                             220,563
Average Option Price                                           $2.54
Total Exercise Cost                                         $560,230
Shares Repurchased                                            60,544
Net Shares from Option - Plan 2                                                160,019
Options - Plan 3                                             543,669

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Average Option Price                                           $5.34
Total Exercise Cost                                       $2,903,192
Shares Repurchased                                           313,746
Net Shares from Option - Plan 3                                                229,923
                                        -----------                          ---------
Gross Shares                              7,052,289                          7,544,288
Price                                                          $9.25


12 MONTHS ENDED DECEMBER 31, 1999             Basic                            Diluted
                                        -----------                          ---------
Average Shares Outstanding                7,135,697                          7,135,697
Options - Plan 1                                              34,477
Average Option Price                                           $2.30
Total Exercise Cost                                          $79,297
Shares Repurchased                                             5,526
Net Shares from Option - Plan 1                                                 28,951
Options - Plan 2                                             217,521
Average Option Price                                           $2.55
Total Exercise Cost                                         $554,679
Shares Repurchased                                            38,654
Net Shares from Option - Plan 2                                                178,867
Options - Plan 3                                             553,240
Average Option Price                                           $5.63
Total Exercise Cost                                       $3,114,741
Shares Repurchased                                           217,055
Net Shares from Option - Plan 3                                                336,185
Options - Plan 4                                              83,959
Average Option Price                                          $10.06
Total Exercise Cost                                         $844,628
Shares Repurchased                                            58,859
Net Shares from Option - Plan 4                                                 25,100

                                        -----------                          ---------
Gross Shares                              7,135,697                          7,704,800
Price                                                         $14.35

[FN]
<F1> Adjusted to give retroactive effect to a 3-for-1 stock split effective
September 29, 1999